UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 9, 2018

NEOGENOMICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35756	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida	33913
(Address of principal executive offices)	(Zip Code)
(239) 768-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On August 9, 2018, NeoGenomics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C. and Leerink Partners LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the issuance and sale of 9.8 million shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The price to the public in this offering is $12.75 per share and the Underwriters have agreed to purchase the shares from the company at a price of $12.75 per share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to 1.47 million additional shares of Common Stock at the public offering price, less underwriting discounts and commissions. The net proceeds to the Company from this offering are expected to be approximately $117.3 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The offering is expected to close on or about August 14, 2018, subject to the satisfaction of customary closing conditions.
The offering is being made pursuant to the Company's shelf registration statement on Form S-3 (File No. 333-212099), which became effective on June 28, 2016, as supplemented by a preliminary and final prospectus supplement, each of which has been filed with the Securities and Exchange Commission.
The legal opinion, including the related consent, of Snell & Wilmer L.L.P. relating to the legality of the issuance and sale of the shares of Common Stock pursuant to the Underwriting Agreement is filed as Exhibit 5.1 to this Current Report.
The Underwriting Agreement contains customary representations, warranties, and agreements by the Company and also provides for customary indemnification by the Company. In addition, pursuant to the terms of the Underwriting Agreement, the Company and certain of its officers, directors and stockholders have entered into “lock-up” agreements, subject to certain exceptions, with the Underwriters that generally prohibit the sale, transfer, or other disposition of securities of the Company for a period of 90 days from the date of the Underwriting Agreement. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement.

Item 8.01	Other Events.
On August 9, 2018 the Company announced the pricing of its underwritten public offering of 9.8 million shares of its common stock at a public offering price of $12.75 per share.  A copy of this press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.1 Underwriting Agreement, dated August 9, 2018, among the Company and William Blair & Company LLC and Leerink Partners LLC, as representatives of the several underwriters named therein.
5.1 Opinion of Snell & Wilmer L.L.P.
23.1 Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
99.1 Press Release of NeoGenomics, Inc. dated August 9, 2018.

Exhibit Index

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated August 9, 2018, among the Company and William Blair & Company LLC and Leerink Partners LLC, as representatives of the several underwriters named therein.
5.1	Opinion of Snell & Wilmer L.L.P.
23.1	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
99.1	Press Release of NeoGenomics, Inc. dated August 9, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	/s/ Sharon A. Virag
Sharon A. Virag
Chief Financial Officer
August 10, 2018